Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated June 6, 2008, with respect to the consolidated financial statements and schedule in the Annual Report of Uroplasty, Inc. on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-137410, 333-137409, 333-107110 and 333-30372) and on Form S-3 (Nos. 333-1491141, 333-128313 and 333-137128) and the Post-Effective Amendment on Form S-3 registration statement (No. 333-133072).
/s/ Grant Thornton, LLP
Minneapolis, Minnesota
June 6, 2008